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                                                                       EXHIBIT 1


                                    AGREEMENT

         The undersigned reporting persons hereby agree that the statements filed pursuant to this Schedule 13D/A dated October 11, 2000, which this Agreement is filed as an exhibit, are filed on behalf of each of them.


Date: October 11, 2000      ENERGY CAPITAL INVESTMENT COMPANY PLC

                            By: /s/ Gary R. Peterson
                                ------------------------------------------------
                                Gary R. Petersen
                                Director


Date: October 11, 2000      ENCAP EQUITY 1996 LIMITED PARTNERSHIP

                            By: EnCap Investments L.L.C., General Partner

                                /s/ Robert L. Zorich
                                ------------------------------------------------
                                Robert L. Zorich
                                Managing Director


Date: October 11, 2000      ENCAP INVESTMENTS L.L.C.

                            /s/ Robert L. Zorich
                            ----------------------------------------------------
                                Robert L. Zorich
                                Managing Director


Date: October 11, 2000      ENCAP EQUITY 1994 LIMITED PARTNERSHIP

                            By: EnCap Investments L.L.C., General Partner

                            /s/ Robert L. Zorich
                            ----------------------------------------------------
                                Robert L. Zorich
                                Managing Director


Date: October 11, 2000      EL PASO CAPITAL INVESTMENTS, L.L.C.

                            By: /s/ John L. Harrison
                                ------------------------------------------------
                                John L. Harrison
                                Vice President and Senior Managing Director